SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 6, 2011

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

110 Front Street
Brookings, South Dakota 57006
(Address of principal executive offices) (zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01                      Entry into a Material Definitive Agreement.
Item  2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item  3.02                      Unregistered Sales of Equity Securities.

On April 6, 2011, Vanity Events Holding, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with IIG Management LLC, an accredited investor (the “Investor”), providing for the sale by the Company to the Investor of a 10% convertible debenture in the principal amount of up to $135,000 (the “Debenture”). The Debenture matures on the first anniversary of the date of issuance (the “Maturity Date”) and bears interest at the annual rate of 10%.  The Company is not required to make any payments until the Maturity Date. The Investor may convert, at any time, the outstanding principal and accrued interest on the Debenture into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price per share equal to a ninety percent (90%) discount of the average of the closing bid price of the Common Stock during the five (5) trading days immediately preceding the conversion date.

In connection with the Agreement, the Investor received a warrant to purchase 30,000,000 shares of the Company’s Common Stock (the “Warrant”). The Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.0045, the closing price of the Company’s Common Stock as quoted on the Over-the-Counter Bulletin Board on April 5, 2011. The Investor may exercise the Warrant on a cashless basis if the shares of Common Stock underlying the Warrant is not then registered pursuant to an effective registration statement after one year from the date of issuance. In the event the Investor exercises the Warrant on a cashless basis, then we will not receive any proceeds.

The conversion price of the Debenture and the exercise price of the Warrant are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The Investor has contractually agreed to restrict its ability to exercise the Warrant and convert the Debenture such that the number of shares of the Company common stock held by each of the Investor and its affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

As an inducement for the Investors to enter into the Purchase Agreement, the Company, Shawn Knapp, the Company’s chief executive officer (“Mr. Knapp”) and the Investor entered into a Pledge Agreement pursuant to which the Debenture is secured by 270,262 of Mr. Knapp’s shares of series A convertible preferred stock of the Company.  In addition, on April 6, 2011,  Mr. Knapp entered into a Make Good Securities Escrow Agreement with the Investor and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”) whereby Mr. Knapp has agreed to deliver to the Escrow Agent (i) certificate(s) representing an aggregate of 129,738 shares of the Company’s series A convertible preferred stock, registered in the name of Shawn Knapp, the Company’s chief executive officer (the “Make Good Shares”), and (ii) a stock power duly executed in blank and with signature medallion guaranteed by a national bank or trust company, (collectively, the “Make Good Documents”), which shall be deliverable in the event the Company fails to achieve certain financial performance thresholds for the 12-month period ended December 31, 2011 as described below:

(a) For purposes thereof, “2011 Target Number” shall mean the Company’s gross revenue for the year ended December 31, 2011 is less than $2,500,000.00.

(b) If the Company’s gross revenues are not equal to the 2011 Target Number, the Escrow Agent shall deliver all the Make Good Documents to the Investor.

(c) If the Company’s gross revenues greater than or equal to the 2011 Target Number, the Escrow Agent shall deliver the Make Good Documents to Mr. Knapp.

 (d) The distribution of Make Good Documents pursuant to this Section 2 shall be made within five (5) business days after the Company files its Form 10-K with the SEC for the fiscal year ended December 31, 2011.  In the event that the Company does not file its Form 10-K for the year ended December 31, 2011 with the SEC within thirty (30) days after the date that filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the 1934 Act, the Make Good Documents shall be delivered to the Investor.

The Debenture is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.      The full principal amount of the Debenture is due upon a default under the terms of the Debenture. In connection with the transaction, the Company undertook to effectuate a 1-for-300 reverse split of its common stock (the “Reverse Split”) on or prior to April 22, 2011 (the “Reverse Split Deadline”). In the event the Reverse Split is not effectuated on or prior to the Reverse Split Deadline, it shall be an event of default under the Debenture.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended and Rule 506 promulgated under Regulation D thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Shawn Knapp

On April 6, 2011, Shawn Knapp resigned as chief executive officer of the Company, effective immediately. There was no disagreement or dispute between Mr. Knapp and the Company which led to his resignation.  Mr. Knapp will still remain a director of the Company.

Appointment of Lloyd Lapidus and Gregory Pippo

On April 6, 2011, the board of directors appointed Mr. Lloyd Lapidus to serve as interim chief executive officer of the Company. On April 6, 2011, the board of directors appointed Lloyd Lapidus and Gregory Pippo to serve as directors of the Company.  There is no understanding or arrangement between Mssrs. Lapidus and Pippo and any other person pursuant to which each of them was selected as an executive officer and director.  Mr. Pippo is the brother-in-law of Mr. Lapidus.  Other than as described above, neither Mr. Lapidus nor Mr. Pippo have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.    Neither Mr. Lapidus nor Mr. Pippo have entered into any material plan, contract or arrangement in connection with his respective appointment as a director.

 Mr. Lapidus has been chief executive officer and director of Clicker, Inc., a publicly traded company since March 2011(CLKZ.PK) Mr. Lapidus was a founder of Avelle (also known as Bag Borrow or Steal, Inc.). During the last five years, Mr. Lapidus has been a consultant to various private companies, including businesses involved with fashion, e-commerce, direct response media, social media, online marketing, call center management and corporate reorganization. Prior to founding Bag Borrow or Steal, he was a principle in a direct response firm that specialized in online direct sales and marketing. Previous to that, he co-founded and ran a marketing firm that focused primarily on direct response television products and services. In late 1990's, he was one of the founders of the nation's first national prepaid wireless company. That company was subsequently sold to a public telecom company. He started his career in a family business, successfully pioneering new channels of sales and distribution for the company. Lloyd earned his Bachelor of Arts degree from American University in Washington, D.C.

Greg Pippo is both an attorney and entrepreneur with a strong background in finance and a proven track record in online retail and direct marketing.  Greg is currently the President and COO of Sorbco, a rapidly growing start up consumer product company.  Prior to Sorbco, Greg co-founded Avelle, aka Bag Borrow or Steal (www.bagborroworsteal.com), a website that pioneered online rentals of luxury goods.  Before co-founding Bag Borrow or Steal, he served as an equity trader/manager at New York-based Opus Trading and spent several years as a financial analyst/commodities options trader for ED & F Man, overseeing sugar, cotton and silver trading. For two years following law school, Greg practiced appellate defense law for Torto and Waterman, P.C. in New York. He received his Bachelor of Arts degree from Binghamton University, and his J.D. degree from Benjamin N. Cardozo School of Law in New York.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Convertible Debenture dated April 6, 2011
4.2	Warrant to purchase 30,000,000 shares of common stock of the Company, dated April 6, 2011
10.1	Securities Purchase Agreement, dated as of April 6, 2011, by and between Vanity Events Holding, Inc. and IIG Management LLC
10.2	Stock Pledge Agreement, dated April 6, 2011 by and between Shawn Knapp, IIG Management and Vanity Events Holding, Inc.
10.3	Make Good Escrow Agreement, dated April 6, 2011 by and between Shawn Knapp, IIG Management and the escrow agent thereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: April 12, 2011	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Officer

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